Exhibit 5.1

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com
May 6, 2011
Michael Baker Corporation
Airside Business Park
100 Airside Drive
Moon Township, PA 15108
Re: Registration Statement on Form S-8 for Baker 401(k) Plan
Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of the issuance by Michael Baker Corporation, a Pennsylvania corporation (the “Company”), from time to time of up to 2,000,000 shares of its Common Stock, par value $1.00 per share (the “Shares”), under the Baker 401(k) Plan (the “Plan”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized, and when the registration statement relating to the Shares (the “Registration Statement”) has become effective under the Act and when the Shares have been duly issued and delivered as contemplated by the Plan and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Pennsylvania, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Reed Smith LLP REED SMITH LLP

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